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OCWEN ASSET INVESTMENT CORP.                                          Exhibit 99
1675 PALM BEACH LAKES BOULEVARD
WEST PALM BEACH, FL 33401
(NYSE: OAC)
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NEWS RELEASE:  IMMEDIATE                                           JUNE 18, 1998

OCWEN ASSET INVESTMENT CORP.  ANNOUNCES RECENT DEVELOPMENTS

WEST PALM BEACH, FL - Ocwen Asset Investment Corp. (NYSE: OAC), a hybrid REIT specializing in opportunistic real estate investments, announced that it entered into the following recent transactions.

On May 18, 1998, OAC purchased for $66.0 million 23 residual interests from nine different issuances of mortgage-related securities backed by subprime single-family residential loans which were sponsored by the same company or its predecessor. As of the date of original issuance, approximately $1.83 billion of fixed-rate and adjustable-rate subprime single-family residential loans backed the foregoing securities. As of March 1, 1998, the current collateral balance of the loans which backed the foregoing securities was $1.14 billion, which was $71.1 million more than the current balance of all the various classes of such securities backed by such loans.

On June 3, 1998, OAC, through its operating partnerships, entered into an Amended and Restated Loan Agreement with Salomon Brothers Realty Corp., as lender, and LaSalle National Bank, as collateral agent, to fund the acquisition and improvement of investments in real estate and the origination of commercial real estate loans. Up to $200 million of advances may be made under the loan agreement, which will be secured by commercial real estate and/or commercial real estate loans. Borrowings under this agreement bear interest at a rate equal to LIBOR plus a spread of 1.75%.

On June 9, 1998, OAC entered into an agreement to acquire for $36.0 million, plus closing costs, the Prudential Building, a 488,080 square foot, 22 story office building in the central business district of Jacksonville, Florida. This agreement is subject to an environmental review of the property, and as a result, there can be no assurance that it will be consummated in accordance with its terms. In connection with the agreement to acquire the Prudential Building, OAC entered into an agreement to lease the building back to the Prudential Insurance Co. of America, which currently occupies 97% of the building, and an agreement to sell, simultaneous with closing, two parcels of adjacent parking areas to an adjacent hospital for approximately $4.1 million. The Prudential lease will have a term of four years with options to vacate the premises during the term of the lease, as well as three subsequent extension options. OAC also entered into a letter of intent with the hospital pursuant to which it would agree to lease 150,000 square feet in the Prudential Building for a nine-year period upon Prudential's exercise of its termination option.

Ocwen Asset Investment Corp., a hybrid REIT headquartered in West Palm Beach, Florida, invests in distressed commercial real estate, subordinate commercial mortgage-backed securities and subordinate and residual residential mortgage-backed securities. OAC generally looks for opportunities to acquire these assets and leverage the special servicing capabilities of its manager Ocwen Financial Corporation (NYSE: OCN), in order to realize improved yields or wider spreads. Using a disciplined approach to real estate investing, OAC seeks to uncover and invest in higher-yielding assets.

CERTAIN STATEMENTS CONTAINED HEREIN MAY NOT BE BASED ON HISTORICAL FACTS AND MAY BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," AND "WILL," AND FUTURE OR CONDITIONAL VERB TENSES, SIMILAR TERMS, VARIATIONS ON SUCH TERMS OR NEGATIVES OF SUCH TERMS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, CHANGES IN ECONOMIC ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY POLICIES, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, CREDIT, PREPAYMENT, BASIS AND ASSET/LIABILITY RISKS, THE FINANCIAL AND SECURITIES MARKETS, THE AVAILABILITY OF AND COSTS ASSOCIATED WITH OBTAINING ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, GOVERNMENT REGULATIONS AFFECTING REAL ESTATE INVESTMENT TRUSTS, LOAN SERVICING EFFECTIVENESS, THE COURSE OF NEGOTIATIONS AND THE ABILITY TO REACH AGREEMENT WITH RESPECT TO THE MATERIAL TERMS OF ANY PARTICULAR TRANSACTION, SATISFACTORY DUE DILIGENCE RESULTS, SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE, THE TIMING OF TRANSACTION CLOSINGS, ACQUISITIONS AND THE INTEGRATION OF ACQUIRED BUSINESSES, SIZE AND NATURE OF THE SECONDARY MARKET FOR MORTGAGE LOANS AND THE MARKET FOR SECURITIZATIONS, OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S REPORTS AND FILINGS WITH THE SEC, INCLUDING ITS REGISTRATION STATEMENT ON FORM S-11 AND PERIODIC REPORTS ON FORMS 10-Q, 8-K AND 10-K.

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